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                                                                      Exhibit 11

                             CARDIAC SCIENCE, INC.
                         (A development stage company)

                      COMPUTATION OF PER SHARE INFORMATION

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

                                                      Three Months Ended    Three Months Ended
                                                        March 31, 1997        March 31, 1996
                                                      ------------------    ------------------
Earnings:
   Net income (loss)...............................      $  (168,475)          $  (217,937)
                                                         ===========           ===========

Computation of primary per share information:
Shares:
 Weighted average number of
   shares outstanding...........................          39,137,844            38,207,844
                                                         ===========           ===========

Primary earnings per share:
 Net income (loss)..............................         $      (.00)          $      (.01)
                                                         ===========           ===========

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